Exhibit 99.1

Prairie Operating Co. Chief Executive Officer issues Letter to Stockholders

OKLAHOMA CITY, OK / June 28, 2023 / Prairie Operating Co. (OTCQB: CRKR; the “Company”), Edward Kovalik, Chief Executive Officer, issues letter to stockholders.

Prairie Stockholders,

We are thrilled with the successful completion of the merger between Creek Road Miners, Inc. and Prairie Operating Co., LLC. This merger represents a significant milestone for the Company and positions us for growth and value creation.

Prairie Operating Co. currently trades under the ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new ticker symbol “PROP” once FINRA processes the Company’s pending action request. In addition, we are in the process of applying for an uplisting to the NYSE American Exchange. We believe that this move will amplify our visibility, expand our investor base and enhance liquidity, unlocking new opportunities for the Company and our valued stockholders.

We believe our initial acquisition of oil and gas leases in Weld County, Colorado provides an exciting platform for future drilling opportunities. The area boasts extensive well control in both the Codell and Niobrara formations, as well as many offset active drilling permits. Strategically located and supported by extensive infrastructure, we believe our acreage offers significant opportunities for growth. With no near-term lease expirations and access to lease extension options, we have the time and flexibility to optimize our assets.

Growth through accretive acquisitions is also a key part of our strategy. We are actively analyzing a number of deep value opportunities, seeking to establish a robust pipeline of growth-oriented assets.

Our management team is dedicated to creating sustainable, long-term growth. We are grateful for your support as we navigate an evolving energy market and undertake to capitalize on emerging opportunities, delivering stockholder value.

About Prairie Operating Co.

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) is a publicly traded company with assets held in Weld County, Colorado. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand, while continuing to protect the environment. To learn more, visit www.prairieopco.com.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the ability of the Company to successfully develop its assets in Weld County, Colorado; the failure to realize the anticipated benefits of the merger with Prairie Operating Co., LLC; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the registration statement on Form S-1 filed by the Company on June 16, 2023 and in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023 and any subsequently filed Quarterly Report on Form 10-Q. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

Wobbe Ploegsma

wp@prairieopco.com